EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended August 28, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (September 2010 – August 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-3.6%	-5.0%	-9.8%	-2.1%	-5.1%	-3.7%	0.5%	-3.7%	10.1%	-28.6%	-0.3	-0.5
B**	-3.6%	-5.1%	-10.2%	-2.7%	-5.7%	-4.3%	-0.2%	-4.3%	10.1%	-29.9%	-0.4	-0.6
Legacy 1***	-3.5%	-4.9%	-8.5%	-0.2%	-3.2%	-1.7%	N/A	-1.7%	10.0%	-23.7%	-0.1	-0.2
Legacy 2***	-3.5%	-4.9%	-8.6%	-0.3%	-3.3%	-1.9%	N/A	-1.9%	10.0%	-24.4%	-0.1	-0.3
Global 1***	-3.6%	-4.9%	-8.4%	0.4%	-2.7%	-1.8%	N/A	-1.8%	9.6%	-21.9%	-0.1	-0.3
Global 2***	-3.6%	-4.9%	-8.5%	0.2%	-2.9%	-2.1%	N/A	-2.1%	9.6%	-22.4%	-0.2	-0.3
Global 3***	-3.6%	-5.1%	-9.5%	-1.4%	-4.4%	-3.7%	N/A	-3.7%	9.6%	-26.2%	-0.3	-0.5

S&P 500 Total Return Index****	0.9%	-5.2%	-2.1%	1.3%	14.6%	16.1%	7.2%	16.1%	11.8%	-16.3%	1.3	2.4
Barclays Capital U.S. Long Gov Index****	-2.6%	0.4%	-0.8%	5.5%	1.8%	5.6%	6.5%	5.6%	11.7%	-15.5%	0.5	0.9

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	34%					34%
Energy	16%	Short	Crude Oil	5.7%	Short	17%	Short	Crude Oil	5.7%	Short
			Brent Crude Oil	4.1%	Short			Brent Crude Oil	4.1%	Short
Grains/Foods	9%	Short	Sugar	1.6%	Short	8%	Short	Sugar	1.6%	Short
			Live Cattle	1.1%	Short			Live Cattle	1.1%	Short
Metals	9%	Short	Silver	1.9%	Short	9%	Short	Silver	1.9%	Short
			Copper	1.6%	Short			Copper	1.6%	Short
FINANCIALS	66%					66%
Currencies	17%	Long $	Australian Dollar	1.8%	Short	17%	Long $	Australian Dollar	1.8%	Short
			Canadian Dollar	1.6%	Short			Canadian Dollar	1.6%	Short
Equities	14%	Short	Russell 2000	1.2%	Short	14%	Short	Russell 2000	1.1%	Short
			Hang Seng Index	1.1%	Short			Hang Seng Index	1.1%	Short
Fixed Income	35%	Long	U.S. 10-Year Treasury Notes	5.8%	Long	35%	Long	U.S. 10-Year Treasury Notes	5.8%	Long
			Eurodollars	3.1%	Long			Eurodollars	3.1%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets rallied over 10% after Venezuela requested an emergency OPEC meeting to discuss a reduction in global production in response to recent weak oil prices.  Natural gas markets also finished higher, supported by warm weather forecasts and increased tropical storm activity in the Caribbean.

Grains/Foods
U.S. grains markets fell due to elevated global supplies and after a strong U.S. dollar made grains less appealing abroad.  Sugar markets rallied due to heavy rains in Brazil and buying by investors attempting to cover short positions.

Metals
Precious metals markets declined due to strength in the U.S. dollar and after upbeat economic data reduced demand for safe-have assets.  Copper prices increased on speculation the Chinese government's stimulus efforts will boost demand for industrial metals.

Currencies
The U.S. dollar rallied steadily against global counterparts after bullish U.S. economic data supported a September 2015 rate hike by the U.S. Federal Reserve.  The Japanese yen finished higher due to increased demand for safe-haven asset amidst volatility in the global equity markets.

Equities
U.S. and European equity markets finished a volatile week higher as strong rallies near week-end outweighed sharp selloffs from earlier in the week.  Equity market strength was driven by a combination of bullish economic data in the U.S.  Asian equity prices declined on concerns regarding economic growth in the region.

Fixed Income
U.S. fixed-income markets fell sharply after comments from the Federal Reserve renewed expectations for a rate hike next month and after equity markets recovered from early week declines.  German Bund markets also moved lower, under pressure as monetary easing by the People’s Bank of China fostered optimism and reduced demand for safe-haven assets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.